UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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[ ]	Soliciting Material under § 240.14a-12
OBLONG, INC.
(Name of Registrant as Specified In Its Charter)
N/A
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OBLONG, INC.

25587 Conifer Road, Suite 105-231,
Conifer, Colorado 80433

SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 4, 2023

This supplement (the “Supplement”) amends and supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Oblong, Inc. (the “Company”) with the Securities and Exchange Commission on October 30, 2023 in connection with the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at 11:30 A.M. MST on December 4, 2023.

The purpose of this Supplement is to correct the Proxy Statement regarding the number of shares issued and outstanding as of the Record Date. The corrections to the existing disclosure in the Proxy Statement are set forth below under the heading “Corrections to the Proxy Statement.” Other than these corrections, the Proxy Statement remains unchanged, and this Supplement does not otherwise amend, supplement, or affect the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. This Supplement should be read in conjunction with the Proxy Statement and the other proxy materials previously made available to stockholders in connection with the Annual Meeting.

If you have already voted your shares, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. Refer to the disclosure in the Proxy Statement under “Questions and Answers about the Oblong Annual Meeting—How can I change my vote after I return my proxy card?” for instructions on how to do so.

Corrections to the Proxy Statement

All prior references to 15,002,416 shares of Common Stock issued and outstanding as of the Record Date on pages 2, 6, and 32 shall be deleted and instead refer to 14,947,922 shares of Common Stock issued and outstanding as of the Record Date.

In addition, the table on page 26 describing the effect of a reverse stock split in different ratios based on (i) the number of shares of Common Stock issued and outstanding and (ii) the number of shares of Common Stock reserved for issuance pursuant to outstanding warrants, preferred stock, options, and restricted stock units and under our equity incentive plan, each as of the Record Date, shall be deleted and replaced with the table below:

	Number of Shares Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-10	Reverse Stock Split Ratio of 1-for-20	Reverse Stock Split Ratio of 1-for-45

Number of Shares of Common Stock Issued and Outstanding	14,947,922	1,494,793	747,397	332,177
Number of Shares of Common Stock Reserved for Issuance	130,386,496	13,038,650	6,519,325	2,897,478